                                                                 Exhibit 10.1(a)

   AMENDMENT NO. 1 TO CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

     This Amendment No. 1 (this "Amendment") is entered into and effective as of February 15, 1997 with respect to that certain Catastrophe Equity Securities Issuance Option Agreement dated February 15, 1997 (together with all the Exhibits and Schedules and all ancillary, related or supporting documents, the "Agreement") between Horace Mann Educators Corporation, a Delaware corporation ("HM"), and Centre Reinsurance (U.S.) Limited, a Bermuda corporation ("Option Writer").

                                    RECITALS

     WHEREAS, HM and Option Writer have previously entered into the Agreement;

     WHEREAS, certain ancillary, related or supporting documents or instruments to the Agreement have been executed by affiliates of Option Writer; and

     WHEREAS, HM, Option Writer and those certain affiliates of Option Writer are agreeable to amendment the Agreement as set forth below in this Amendment;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, HM and Option Writer agree as follows:

                                   AGREEMENT

     1. Agreement Name. The name of the Agreement is hereby changed from "Catastrophe Equity Securities Issuance Option Agreement" to "Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement", and this change shall apply to all references to the name of the Agreement contained in the Agreement, its Exhibits and Schedules, and all ancillary, related or supporting documents or instruments.

     2. Section 1.24A. The following Section 1.24A is hereby inserted immediately following Section 1.24 of the Agreement:

     "1.24A   "Quota Share Reinsurance Right" means HM's right, but not
obligation, to bind Option Writer to participate in a ten percent (10%) property quote share reinsurance treaty on the terms set forth in the attached Exhibit 1.24A."

A copy of such Exhibit 1.24A is attached to this Amendment.

     3. Section 2.1. The first sentence of Section 2.1 is hereby amended by inserting "(a)" immediately following the word "exercise" in line 1, and by inserting "and (b) the Quota Share Reinsurance Right," immediately following the word "Event," in line 2.

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     4. Section 6.8. The first sentence of Section 6.8 is hereby amended by (a)
replacing "be obligated" with "have the option" in line 2, and (b) inserting ", in the event of such redemption" immediately following the word "and" in line 4.

     5. Section 9.2. Section 9.2 is hereby amended by replacing "ZC Resource Limited" with "Zurich Centre Group LLC" in subpart (ii).

     6. Exhibit 1.3, Section 2(a). Section 2(a) of Exhibit 1.3 is hereby amended by deleting ", Special Redemption Date" from line 13.

     7. Exhibit 1.3, Section 3(a). The first sentence immediately following the heading of Section 3(a) of Exhibit 1.3 is hereby amended by inserting "Unless a Special Redemption Event shall have occurred," at the beginning of such sentence, and by inserting "or at any time after the occurrence of a Special Redemption Event" immediately prior to the comma following the word "date" in line 4 of such sentence.

     8. Exhibit 1.3, Sections 3(e) and (f). Section 3 of Exhibit 1.3 is hereby amended by deleting Section 3(e) in its entirety, and renumbering former Section 3(f) as new Section 3(e).

     9. Exhibit 1.3, Section 4(b). Section 4(b) of Exhibit 1.3 is hereby amended by renumbering former Section 4(b) as new Section 4(b)(A), and inserting, immediately following such new Section 4(b)(A), a new Section 4(b)(B) which reads in full as follows:

     "(B)  Notwithstanding anything to the contrary in paragraph (a) of this
Section 4, at any time after the occurrence of a Change of Control Conversion Event, any holder of Series A Preferred Shares shall be entitled, at the option of such holder, to cause any or all of such shares to be converted into shares of Common Stock of the Corporation at the conversion rate set forth in paragraph
(d) of this Section 4 as of the Proposed Conversion Date specified in such holder's notice to the Corporation delivered pursuant to paragraph (e) of this
Section 4. Such notice shall be effective only to the extent that a Change of Control Conversion Event has occurred prior to the delivery of such notice."

     10. Exhibit 1.3, Section 4(c). Section 4(c) is hereby amended by adding the following sentence to the end of such Section: "Notwithstanding the foregoing, with respect to a notice of conversion which is superseded by a notice of redemption, such notice of conversion shall again become effective if the notice of redemption is subsequently revoked, and the Conversion Date pursuant to such notice of conversion shall occur on the later of (a) thirty
(30) days following revocation of the notice of redemption, or (b) the Proposed Conversion Date originally set forth in the notice of conversion.

     11. Exhibit 1.3, Section 4(d). Section 4(d) of Exhibit 1.3 is hereby amended to read in full as follows:

     "(d) Conversion Rate. For purposes of conversion of Series A Preferred Shares to shares of Common Stock pursuant to this Section 4 other than a Special Conversion Event

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under part A of paragraph (b) of this Section 4, each Series A
Preferred Share shall be converted into the number of Common Stock shares resulting from dividing (i) the Original Value of Such Series A Preferred Share, plus Unpaid Dividend Yield to and including the Conversion Date, by (ii) the greater of (A) the product of the Liquidity Factor multiplied by the Market Price at Conversion, or (B) the product of the Liquidity Factor multiplied by the Minimum Book Value Price (such greater value to be referred to as the "Conversion Price")."

     12. Exhibit 1.3, Section 4(e). The second paragraph of Section 4(e) is hereby amended by inserting "part A of" immediately following the word "to" in line 1.

     13.  Exhibit 1.3, Section 4(j)(A).  The second paragraph of Section 4(j)
(A) is hereby amended by deleting "(e) or" from the last line of such paragraph.

     14.  Exhibit 1.3, Section 8.  Section 8 of Exhibit 1.3 is hereby amended by:

     (a) Adding the following new definitions (where alphabetically appropriate):

     "Change of Control Conversion Event" means the occurrence of a Change of Control without the written consent of the holders of more than 50% of the Series A Preferred Shares then outstanding.

     "Liquidity Factor" means, with respect to any conversion other than pursuant to a Special Conversion Event, an amount equal to (i) 0.90 if the Conversion Date for such conversion falls 60 days or more after a Change of Control Conversion Event, or (ii) 1.00 if the Conversion Date does not fall 60 days or more after the occurrence of a Change of Control Conversion Event.

     (b) Deleting ", Special Redemption Date" from line 9 of the definition of "Dividend Yield".

     (c) Deleting "after the first anniversary but" from line 4 of the definition of "Redemption Price".

     (d) Replacing "HM" with "the Corporation" in line 2 of the definition of "Special Conversion Event".

     (e) Revising the definition of "Special Redemption Event" to read in full as follows:

     "Special Redemption Event" means the earlier to occur of (i) a Change of Control Conversion Event, or (ii) any date on which the Company submits to the holders of its Common Stock a proposal for a Change of Control or any other matter which requires the affirmative vote of the holders of the Series A Preferred Shares at the time outstanding, acting as a single class.

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     15.  Conformed Copies.  The amendments to the Agreement described in the
Amendment shall be contained in conformed copies of the Agreement, its Exhibits and Schedules to be exchanged between the parties. No conformed copies of any ancillary, supporting or related documents or instruments other than the Exhibits and Schedules shall be delivered, it being understood that any such ancillary, supporting or related documents or instruments remain in full force and effect subject to the amendments set forth above.

     16. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed as of the date first written above.


Horace Mann Educators Corporation    Centre Reinsurance (U.S.) Limited

/s/   Paul J. Kardos                 /s/   Tara Leonard
---------------------------------    ---------------------------------
Paul J. Kardos                       Tara Leonard
President                            Senior Vice President

/s/  George J. Zock
---------------------------------
George J. Zock
Executive Vice President

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                                 Exhibit 1.24A

        Horace Mann Educators Corporation 10% Quota Share Treaty Option

In connection with the valid exercise, if any, by Horace Mann Educators Corporation ("HMEC") of the Securities Issuance Option as described in the Catastrophe Equity Securities Issuance Option and Reinsurance Option Agreement dated as of February 15, 1997 between HMEC and Centre Reinsurance (U.S.) Limited ("Centre Re"), Centre Re shall grant, at the time of such exercise by HMEC, to Horace Mann Insurance Company, Allegiance Insurance Company, Teachers Insurance Company, and such other insurance company subsidiaries of HMEC as HMEC and Centre Re shall agree in writing (collectively, the "Optionees"), an irrevocable option (the "Option") to obligate Centre Re, or its appropriate affiliate as set forth below, to participate in a 10% property quota-share reinsurance treaty in accordance with the terms and conditions specified below. The Option may be exercised by any Optionee by giving notice to Centre Re within five (5) business days following HMEC's valid exercise of said Securities Issuance Option. If the Option is so exercised, Centre Re shall enter into a 10% Quota Share Treaty, substantially on the terms specified below. The Option may not be assigned by the Optionees, but may be assigned by Centre Re without the consent of the Optionees to an affiliate of Centre Re.

10% Quota Share Treaty ("Reinsurance Agreement") terms and conditions:
----------------------------------------------------------------------
Reinsurer:                Zurich Reinsurance (North America), Inc., Centre Re or
                          one of its affiliates with equal of better credit ratings and admitted status (or appropriate statutory security if non-admitted in respective jurisdiction, at no additional cost to the Reinsured).

Reinsured:                Horace Mann Insurance Company, an Illinois insurance
                          company; and/or Allegiance Insurance Company, a California insurance company; and/or Teachers
                          Insurance Company, an Illinois insurance company; and such other HMEC insurance company subsidiaries as may be agreed in writing by Centre Re and HMEC.

Effective Date:           The Effective Date of the Reinsurance Agreement shall
                          be the first day of the calendar quarter next following the receipt by Centre Re of the Reinsured's notice of the exercise of the Option.

Term:                     One (1) year from the Effective Date.

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Expiration:               At expiration of the Term, Reinsurer shall remain
                          liable for run-off with respect to all Business Covered written or renewed during the Term or which constitutes prospective inforce business at the Effective Date, including Covered Business renewed by the request of regulatory authorities, if any.

                          Run-off limited to twelve (12) months plus odd time, not to exceed eighteen (18) months in all except as respects Course of Construction/Builders' Risk coverages written for the term of a job, for which the Reinsurer's liability will extend for a total run-off period, including any extension as original, until job completion but no more than thirty-six (36) months from the date of expiration of the Term.

Cancellation:             If at any time the Reinsurer becomes insolvent, is
                          placed in conservation, rehabilitation, or liquidation, has a receiver appointed, or is acquired or controlled by, merged with, or reinsures its entire business with any non-affiliated company or corporation, the Reinsured will have the right to cancel this Reinsurance Agreement (with return of premium as applicable) by giving 15 days notice in writing. Similarly, should there be a greater than 50% change in ownership of the Reinsured, excluding changes in control caused by sales of the Reinsured's shares under the direct or indirect control of the Reinsurer, the Reinsurer will have the option to cancel this Reinsurance Agreement by giving 30 days notice in writing.

Business Covered:         All property and casualty insurance business which (1)
                          constitutes prospective business in force (and for which premiums are then unearned) at the Effective
                          Date which business can be subjected to the Reinsurance Agreement through a portfolio transfer, and (2) is written or renewed by the Reinsured during the Term, including renewal business requested by the regulatory authorities, if any. With respect to prospective business inforce at the Effective Date with a policy period of greater than one year, the Reinsurer shall only be liable for losses that occur during the Term.

Exclusions:               As attached.

Territory:                To follow the Reinsured's policies.


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Limit:                    10% quota share of Business Covered, subject to an
                          aggregate limit of 250% of the difference of Premium ceded under the Reinsurance Agreement minus the Ceding Commission, as illustrated by the following formula:

                              Limit = 2.5 x (Premium - Ceding Commission)

Premium: Pro-rata of (a) gross written premium income on Business Covered that is written or renewed during the Term, and (b) premiums earned after the Effective Date on Business Covered which constitutes prospective business inforce at the Effective Date (but excluding premiums earned after the end of the Term on such prospective inforce business with policy periods of greater than one year); provided that Premium ceded shall be subject to a maximum of 110% of the Reinsured's gross written premium during the one year period immediately preceding the Effective Date.

Ceding Commission:        20% flat rate of Premium ceded under the Reinsurance
                          Agreement.

Funding of Reserves:      Any non-admitted Reinsurer will provide a clean,
                          irrevocable, and unconditional Letter of Credit
                          (and/or OCA's as respects Canadian business) that may be adjusted no more than quarterly. Such Letter of Credit will include losses and loss expenses paid by the Reinsured but not yet recovered from the Reinsurer, or not reported to the Reinsurer, reserves for losses and loss expenses incurred outstanding, reserves for losses and loss expenses incurred but not reported and unearned premium reserves.

                          Alternatively, a Trust Agreement which meets the provisions of Regulation No. 114 of the New York Insurance Department can be provided to satisfy the above funding.

Cash Losses:              Remittance within five working days for individual
                          losses in excess of $100,000 for 100% of the ground up loss.

Reports and Remittances:  Report and remittances within 60 days following the end of each quarter. Amounts due the Reinsured within 30 days following receipt of report. Additionally, the Reinsured will provide a quarterly report showing unearned premium and outstanding losses.

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Original Conditions
and Liability of
the Reinsurer:            The liability of the Reinsurer under each and every
                          policy ceded to this Reinsurance Agreement will be subject in all respects to the same interpretations, terms, rates, conditions, waivers, modifications, alterations and cancellations as the respective policies of the Reinsured to which this Reinsurance
                          Agreement relates.

Other Provisions:         Access to Records Clause
                          Agency Clause
                          Aon Re Inc. Intermediary Clause
                          Arbitration Clause
                          Currency Clause
                          Definition of Loss Occurrence (both property and
                                 casualty)
                          Delays, Errors or Omissions Clause
                          Extra Contractual Obligations (subject to the Limit)/
                                 Excess of Policy Limits (subject to the Limit)
                          Entire Agreement / Amendment Clause - Horace Mann
                                 Educators Corporation Catastrophe Equity
                                 Securities Insurance Option and Reinsurance
                                 Option Agreement
                          Extended Termination Clause (property only)
                          Federal Excise Tax Clause
                          Insolvency Clause - for IL and CA domiciled Companies
                          Loss Notices & Settlements Clause
                          Net Retained Liability Clause
                          Offset Clause - this Reinsurance Agreement only
                          Reports and Remittances Clause
                          Salvage and Subrogation Clause
                          Service of Suit Clause
                          Taxes Clause
                          Ultimate Net Loss Clause (incuding ALAE, subject to
                                 the Limit)

Intermediary:             Aon Re Inc.


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                                  EXCLUSIONS
                                  ----------

Unless otherwise agreed between HMEC and Centre Re, no reinsurance indemnity will be afforded under this Agreement for:

A. Loss or liability excluded by the Pools, Associations, and Syndicates Exclusion Clause attached to this Agreement.

B. Loss or liability excluded by the Nuclear Incident Exclusion Clauses - Physical Damage - Reinsurance U.S.A. and Canada, and Nuclear Energy Risks Exclusion Clause (Reinsurance) 1994 attached to this Agreement, or as may be revised hereafter by the Lloyd's Underwriter's Non-Marine Association.

C. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law, or confiscation by order of any government or public authority; however, the foregoing will not apply to reinsured policies containing a standard war exclusion clause.

D. Pollution, seepage and/or contamination. This exclusion does not apply, however, in any jurisdiction where it is illegal to exclude pollution, seepage and/or contamination or where there has been a final court ruling that the Company's pollution, seepage, and/or contamination exclusion is not valid or enforceable.

If any risks reinsured hereunder as set forth in the Business Covered Sections but falling within the scope of the above exclusions are assigned to the reinsured under an Assigned Risk Plan the coverage afforded by this Agreement will apply to such risks, but only for the policy limits prescribed by said Plan, and subject to the limits of this Agreement.

The exclusions enumerated above, with the exception of A, B, and C will not apply when they are merely incidental to the main operations of the insured, provided such main operations are covered by the Reinsured and are not themselves excluded from the scope of this Agreement.

Should the Reinsured, by reason of an inadvertent act, error, or omission, be bound to afford coverages excluded hereunder the Reinsurer will waive the exclusion(s) with the exception of A, B, and C. The duration of said waiver will not extend beyond the time that notice of such coverage has been received by the home office underwriting department of the Reinsured plus the minimum time period required thereafter for the Reinsured to terminate such coverage.

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